Exhibit 99.1

RenaissanceRe Announces Senior Management Changes

Consolidates Underwriting Operations Under Kevin O’Donnell

To Further Enhance its Global Underwriting Platform

Jay Nichols and Bill Ashley to Retire

PEMBROKE, Bermuda, January 11, 2010 – RenaissanceRe Holdings Ltd. (NYSE:RNR) today announced a consolidation of its global underwriting organization. Kevin J. O’Donnell, Senior Vice President of RenaissanceRe and President of the Company’s Reinsurance operations, has been promoted to Executive Vice President and Global Chief Underwriting Officer, with responsibility for RenRe’s global reinsurance and insurance underwriting businesses, effective immediately.

The Company also announced that John D. (Jay) Nichols, Jr., who has served as Executive Vice President of RenaissanceRe since February 2003 and most recently as President of RenaissanceRe Ventures Ltd., and William J. Ashley, President, Chief Executive Officer and Chief Underwriting Officer of the Company’s Insurance operations have both announced their intention to retire from the Company.

Within the Reinsurance segment, Ross Curtis, and Jon Paradine, each Senior Vice Presidents and having served with the Company for over ten years, will be promoted to Chief Underwriting Officer of European Operations and Chief Underwriting Officer of Renaissance Reinsurance Ltd., respectively. Within the Individual Risk segment, Travis Lewis, Chief Operating Officer of RenRe Insurance, will now report to Mr. O’Donnell.

Mr. Nichols, who will retire when he is eligible to do so on June 30, 2010, will commence immediately the transition of his responsibilities to Aditya Dutt, Senior Vice President. As head of RenaissanceRe Ventures Ltd., Mr. Dutt will have ongoing responsibilities for Joint Ventures and Venture Capital and will also assume responsibility for RenRe Energy Advisers Ltd. (REAL), which will continue to be led by Mark Tawney. Mr. Dutt will report to Jeffrey D. Kelly, Executive Vice President and Chief Financial Officer.

“With this reorganization, we are assuring that the underwriting excellence that has been the foundation of RenaissanceRe’s success since its inception continues to be applied consistently as we grow our global business,” said Neill A. Currie, Chief Executive Officer of RenaissanceRe. “Kevin O’Donnell has been part of the fabric of RenRe for most of its 16-year history, demonstrating his talent and expertise in building and managing strong, disciplined underwriting organizations. Since assuming his most recent role as head of both Property Catastrophe Reinsurance and Specialty Reinsurance, he has succeeded in building top-tier underwriting teams in both Bermuda and London. We are confident that the further integration of all of our underwriting businesses under Kevin will lead us to even higher levels of business performance and risk management excellence.”

“Jay Nichols has contributed greatly to our growth and development as part of our executive team since our early days,” said Mr. Currie. “Among other things, he has been a force behind the establishment of our Ventures business, which is well positioned to continue to create superior solutions for our clients and partners and meaningfully contribute to our performance under the first-rate team that Jay has assembled. Jay has been a valued member of our team and we celebrate his creativity and accomplishments as an innovative pioneer in our industry. We will miss him personally and professionally.”

Mr. Nichols said, “I am proud of everything that we have created in Ventures and am confident in Aditya’s abilities to manage this important component of our business.”

Mr. Currie continued, “Since joining the Company in 2001, Bill Ashley has played a critical role in establishing and building our Individual Risk operations, including the acquisition and integration of Agro National, our integrated crop insurance platform. We thank Bill for his contributions and wish him well in his retirement.”

Mr. Currie concluded, “The promotions we are making today underscore the considerable depth and quality of talent at RenaissanceRe. I am excited about the future of our company.”

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

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Investor Contact:

RenaissanceRe Holdings Ltd.

Rohan Pai, 441-295-4513

Director of Investor Relations

or

Media Contact:

Kekst and Company

David Lilly or Dawn Dover, 212-521-4800